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                                                                   EXHIBIT 10.12

                    SEVERANCE AND CHANGE OF CONTROL AGREEMENT


     THIS AGREEMENT is made as of October 25, 1999 by and between Ivex Packaging Corporation (the "Company") and ______________ (the "Executive").

     The parties hereto, intending to be legally bound hereby, agree as follows:

     1. Position and Compensation. The Executive currently is serving as an executive officer of the Company and is receiving the following compensation (the "Compensation") for his services: (a) the base salary in effect on the date hereof (which amount may be increased as the Company may determine and such increased rate of base salary shall thereafter constitute the Executive's base salary for all purposes of this Agreement), (b) deferred compensation equal to the percentage (in effect on the date hereof) of the Executive's base salary and annual performance bonus, (c) an annual performance bonus under the Company's Senior Management Incentive Compensation Plan equal to the percentage (in effect on the date hereof) of the Executive's base salary, and (d) participation in all of the Company's employee benefits plans, including without limitation, retirement and pension plans, life insurance plans, dental plans, medical plans and automobile allowance plans which are, from time to time, made available by the Company to its executive officers, subject to the terms of such plans, with the Executive's participation to be on terms no less favorable to the Executive than the terms provided to other similar executives.

     2. Compensation Upon Termination. The Executive shall be entitled to the following Compensation from the Company upon termination of employment:

          (a) Termination for "Cause" or without "Good Reason". In the event of a termination of the Executive's employment by the Company for "Cause" upon delivery of written notice to the Executive or by the Executive without "Good Reason", the Executive shall be entitled to receive (i) the Compensation specified in Section 1 through the date of termination, (ii) unpaid benefits accrued up to the date of the Executive's termination and (iii) any unpaid performance bonus for any prior fiscal year.

          (b) Termination upon Death or Disability. This Agreement shall terminate automatically upon the Executive's death. If the Company determines in good faith that the Disability of the Executive has occurred (pursuant to the definition of Disability set forth herein), it may give to the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's


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employment with the Company shall terminate on the date of such notice. Upon termination of employment because of the Executive's death or Disability, the Executive and/or his legal representatives shall be entitled to receive (i) the Compensation specified in Section 1 through the date of termination, (ii) unpaid benefits accrued up to the date of termination, and (iii) any unpaid performance bonus for any prior fiscal year. In addition, the Executive and/or his legal representatives shall be entitled to receive (i) the benefits under Section 2(b)(iv) and (ii) the medical and dental benefits described in Section 1(d) hereof for a period of 120 days after the date of the Executive's death or termination due to Disability.

          (c) Upon Termination "Without Cause" or for "Good Reason". In the event that the Executive's employment is terminated by the Company "Without Cause" or by the Executive for "Good Reason", then the Executive shall be entitled to receive:

               (i) Compensation due the Executive through the date of termination (including, without limitation, any unpaid performance bonus for the prior fiscal year),

               (ii) a lump sum payable on the date of termination equal to (A) one (1) times the sum of the Executive's base salary, deferred compensation and target bonus, each as in effect immediately prior to the date of termination (or, if higher, in effect immediately prior to the first occurrence or circumstance constituting Good Reason) or (B) two (2) times the sum of such amounts if such termination occurs on or after a Change Of Control (or if it is reasonably demonstrated by the Executive that such termination was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or otherwise arose in connection with or in anticipation of a Change of Control) and on or before the second anniversary date of a Change Of Control,

               (iii) the continuation for the Executive and his dependents of the benefits described in Section 1(d) or the provision of equivalent benefits until the earlier of (x) the first anniversary of the date of termination (or the second anniversary of the date of termination if such termination occurs on or after a Change Of Control (or if it is reasonably demonstrated by the Executive that such termination was at the request of a third party who has taken steps reasonably calculated to effect a Change Of Control or otherwise arose in connection with or in anticipation of a Change Of Control), or (y) the date upon which the Executive begins to be covered by medical insurance with a new employer; provided, that the Executive's medical coverage with the Company shall be discontinued upon subsequent employment only to the extent that any pre-existing medical conditions are covered under the new employer's medical plan,

               (iv) the extension of (until the earlier to occur


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of (x) the sale of the Company common stock relating thereto, (y) the second anniversary of the date of the Executive's termination or (z) September 30,
2007) the maturity date of the Executive's promissory note(s) to the Company which were executed in connection with the Executive's receipt of shares of the Company's common stock at the time of the Company's initial public offering;

               (v) if such termination occurs on or after a Change Of Control (or if it is reasonably demonstrated by the Executive that such termination was at the request of a third party who has taken steps reasonably calculated to effect a Change Of Control or otherwise arose in connection with or in anticipation of a Change Of Control), (A) the acceleration of vesting under the Company's stock option, restricted stock and long-term incentive compensation plans and (B) the acceleration of vesting under Packaging Holdings, L.L.C.'s Long-Term Incentive Compensation Plan; and

               (vi) if such termination occurs on or after a Change Of Control (or if it is reasonably demonstrated by the Executive that such termination was at the request of a third party who has taken steps reasonably calculated to effect a Change Of Control or otherwise arose in connection with or in anticipation of a Change Of Control), outplacement services for a period of two
(2) years or, if earlier, until the first acceptance by the Executive of an offer of employment in an amount not to exceed $25,000.

     3. No Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement in connection with or following termination of employment by seeking other employment or otherwise, nor shall any amounts provided herein be reduced by any compensation earned by the Executive as the result of employment by another employer after termination of the Executive's employment hereunder.

     4. Non-Compete Covenants. (a) In consideration of the premises and the mutual covenants contained herein, the Executive shall not during the Restricted Period (as hereinafter defined), in the United States, Canada or any other place where the Company and its affiliates conduct manufacturing operations relating to the Company's businesses, directly or indirectly (except in the Executive's capacity as an officer of the Company or any of its affiliates), (i) engage or participate in any of the Company's principal businesses; (ii) enter the employ of, or render any other services to, any person engaged in any of the Company's principal businesses; or (iii) become interested in any such person in any capacity, including, without limitation, as an individual, partner, shareholder, lender, officer, director, principal, agent, consultant, advisor or trustee (except, in each such case, with the prior consent of the Company which such consent shall not be unreasonably withheld); provided, however, that the Executive may own, directly or indirectly, solely as an




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investment, securities of any person traded on any national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System if the Executive is not a controlling person of, or a member of a group which controls, such person and the Executive does not, directly or indirectly, own five percent (5.0%) or more of any class of equity securities, or securities convertible into or exercisable or exchangeable for five percent (5.0%) or more of any class of equity securities, of such person. As used herein, the "Restricted Period" shall mean a period commencing on the date hereof and terminating upon the first to occur of (x) the date on which the Company terminates the Executive's employment without Cause, (y) the date on which the Executive terminates his employment for Good Reason, or (z) the date on which a Change Of Control occurs; provided, however, that if the Company shall have terminated the Executive's employment with the Company for Cause or if the Executive shall have terminated his employment with the Company without Good Reason, the Restricted Period shall end on the first anniversary date of such termination of employment.

          (b) The Executive acknowledges that the Company has a legitimate and continuing proprietary interest in the protection of its confidential information and that it has invested substantial sums and will continue to invest substantial sums to develop, maintain and protect such confidential information. The Executive agrees that during and after the Restricted Period, the Executive shall keep secret and retain in strictest confidence and shall not use for the benefit of himself or others all confidential information directly relating to the Company's businesses learned by the Executive heretofore or hereafter, unless otherwise in the public domain other than as a result of disclosure by the Executive or previously known by the Executive or obtained by the Executive independent of the Company's confidential information.

          (c) The Executive acknowledges that all memoranda, notes, lists, records, engineering drawings, technical specifications and related documents and other documents or papers (and all copies thereof) relating to the Company, including such items stored in computer memories, microfiche or by any other means relating to the Company and its affiliates, made or compiled by or on behalf of the Executive during his employment or made available to the Executive relating to the Company, its affiliates or any entity which may hereafter become an affiliate thereof, shall be the property of the Company and shall be delivered to the Company promptly upon the termination of the Executive's employment with the Company or at any other time upon request.

          (d) The Executive agrees that any inventions, discoveries, improvements, ideas, concepts or original works of authorship relating directly to the Company's businesses, including without limitation, computer apparatus, programs and manufacturing techniques, whether or not protectable by patent or




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copyright, that have been originated, developed or reduced to practice by the
Executive alone or jointly with others during the Executive's employment with the Company shall be the property of and belong exclusively to the Company. The Executive shall promptly and fully disclose to the Company the origination or development by the Executive of any such material and shall provide the Company with any information that it may reasonably request about such material.

          (e) During the Restricted Period, the Executive shall not, directly or indirectly, (i) hire or solicit, or cause others to hire or solicit, for employment by any person other than the Company, or retain as a consultant, advisor, agent, representative or in any other capacity whatsoever, or cause others to do any of the foregoing, any person employed by the Company or its affiliates or successors within the two (2) years preceding the Executive's hiring or retention of such person or solicitation of such person, or (ii) encourage any such employee to leave his employment.

          (f) During the Restricted Period, the Executive shall not, except by reason of and in his capacity as an officer of the Company, directly or indirectly request or advise a customer of the Company or its subsidiaries to curtail or cancel such customer's business relationship with the Company.

          (g) If the Executive breaches, or threatens to commit a breach of, any of the provisions contained in this Section (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

               (i) the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company; and

               (ii) the right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by the Executive as the result of any action constituting a breach of the Restrictive Covenants.

     5. Miscellaneous.

          (a) Definitions. For purposes of this Agreement, the terms "Cause", "Without Cause", "Good Reason", "Change Of Control" and "Disability" shall have the meaning set forth in Exhibit A attached hereto.



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          (b) Certain Additional Payments by the Company. The Company hereby agrees to the terms and conditions of Exhibit B attached hereto.

          (c) Successors; Binding Agreement. In the event of any merger, consolidation or transfer of assets, the provision of this Agreement shall bind and inure to the benefit of the surviving or resulting corporation, or the corporation to which such assets have been transferred, as the case may be. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. The Company's failure to obtain such agreement prior to the effectiveness of any such succession shall entitle the Executive to terminate his employment hereunder for Good Reason.

          (d) Attorney's Fees. All reasonable legal fees and costs incurred by the Executive in connection with the resolution of any dispute or controversy under or in connection with this Agreement shall be reimbursed by the Company promptly upon the Executive's incurrence thereof plus interest at ten percent (10.0%) per annum from the date of any such incurrence; provided, however, that the Company shall not be obligated to make such payment where the dispute or controversy is finally determined in favor of the Company. Also, until paid, all past due amounts required to be paid by the Company hereunder shall bear interest at a rate of ten percent (10.0%) per annum.

          (e) Governing Law. This Agreement shall be governed, construed, interpreted, and enforced in accordance with the substantive laws of the State of Illinois.




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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                            IVEX PACKAGING CORPORATION



                                            By:
                                               -------------------------------

                                               -------------------------------
                                                      Name of Executive






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